Exhibit 10.1

FIRST EXTENSION AND MODIFICATION OF LEASE

THIS FIRST EXTENSION AND MODIFICATION OF LEASE (hereinafter “First Extension”) dated as of this 2 day of June, 2009, is by and between 300 CRA LLC, having an office at 2 Research Way, Princeton (Plainsboro), NJ 08540, hereinafter referred to as “Landlord”, and Pharmasset, Inc., with an office located at 303A College Road East, Princeton, New Jersey 08540, hereinafter referred to as “Tenant”.

WHEREAS, Landlord is the owner of a leasehold interest in certain land and the fee owner of a building thereon, hereinafter referred to as “Building”, and commonly known as 303 College Road East, Township of Plainsboro, County of Middlesex, State of New Jersey, 30,894 rentable square feet (“Original Premises”) of which were leased to Tenant by Lease dated May 18, 2005, made with Landlord; and

WHEREAS, it is the mutual desire of the parties hereto to modify said Lease and Landlord has agreed to, and will promptly perform the following improvements to the Premises (the cost of such improvements shall be borne by Landlord):

•	Shampoo all carpet

•	Replace front entrance carpet w/J&J Building Standard

•	Paint (executive/office) area

•	Update, resurface and repair all office walls where needed

•	Replace spotted ceiling tiles

•	Install new dishwasher in kitchen

•	Install additional overhead lights in large conference room

•	Replace missing baseboard heater covers

•	Replace kitchen sink pump

•	Major dusting of administration area

•	Lighting improvements in dim areas

•	Renovate outdoor plantings

•	Relocate existing Pharmasset sign to road

•	Patch parking lot potholes

•	Install concrete walkway between shipping and receiving door and bulk liquid nitrogen tank storage area

•	Soda/snack vending machine (to be supplied by Tenant’s choice of vendor)

•	Stop odor from rear hallway sink

•	Stop hot water heater in boiler room from shutting off when it should stay on

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree to modify said Lease as follows:

1. Items 4, 5, 6, 7, 8 and 14 of the Basic Lease Provisions are amended to read as follows:

“4.	Base Project Operating Expenses: Those incurred in the calendar year 2010.

5.	Base Project Property Taxes: Those incurred in the calendar year 2010.

6.	Basic Annual Rent: $626,530.32 for the first year of this First Extension from May 23, 2010 through May 22, 2011 (30,894 sq. ft. x $27.04 with three months’ free rent). For the three months from May 23, 2010 through August 22, 2010, Rent will be composed only of the Base Project Operating Expenses and Base Project Property Taxes actually incurred in those months. From May 23, 2011 through May 22, 2015, Basic Annual Rent shall be $835,373.76 per year.

7.	Basic Monthly Rental Installments: $69,614.48 per month from August 23, 2010 through May 22, 2015. For the three months from May 23, 2010 through August 22, 2010, Basic Monthly Rental Installments will be composed only of the Base Project Operating Expenses and Base Project Property Taxes actually incurred in those months.

8.	Term: The term of this Lease shall be extended to run through May 22, 2015.”

“14.	Brokers: None”

Paragraph 3D of the Lease is amended so that it reads as follows:

“(D) Unless Tenant takes written exception to any item in the statement referred to in subparagraph 3(B) (ii) or to the cost of electricity referred to in subparagraph 3(E) within thirty (30) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant. Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant. If Tenant shall dispute in writing any specific item, or items in the statement of Project Operating Expenses and Project Property Taxes, or in a statement of electricity costs and such dispute is not resolved between Landlord and Tenant within sixty (60) days after the date the statement was rendered, either party may, during the thirty (30) days next following the expiration of the sixty (60) days, refer such disputed item or items to one of the national independent certified public accounting firms mutually selected by Landlord and Tenant from the following list: Ernst & Young, PriceWaterhouse Coopers, Deloitte & Touche, KPMG, or Grant Thornton, for a determination. Pending the determination of any dispute with respect to the statement submitted by Landlord, Tenant shall pay when due the sums shown as due on such statement. If it shall be determined that any portion of such sums were not properly chargeable to Tenant, then Landlord shall credit or refund the appropriate sum to Tenant. The costs for the accountant’s review and determination will be borne by Landlord if it is determined that the sum of Landlord’s original calculation of both Project Property Taxes and Project Operating Expenses was in error by more than five (5%) percent, otherwise such costs will be borne by Tenant.”

Paragraph 33 shall be amended to read as follows:

“BROKERS

PARAGRAPH 33

Tenant represents and agrees that it has not directly or indirectly dealt with any real estate broker(s) in connection with this transaction.”

2. Tenant hereby renews its obligations to Landlord for the full, prompt timely payment of all rent and any other sums of money required to be paid by Tenant during the term of said Lease as herein modified, and for the full, prompt and timely performance, compliance and observance of all terms contained in said Lease, as herein modified.

3. Whenever the unmodified portions of said Lease affect, apply or refer to portions of said Lease herein modified, the unmodified portions are hereby made to affect, apply or refer to the modified portions with the same force and effects as if said Lease had been made by the parties herein with the aforesaid modification incorporated therein.

4. The provisions hereof shall enure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto.

5. Any terms of this First Extension and Modification of Lease will supersede any terms of the Lease that are inconsistent with the terms of this First Extension and Modification of Lease.

IN WITNESS WHEREOF, the Landlord and Tenant have respectively caused their corporate seals to be hereunto affixed and these presents to be signed by the respective duly authorized officers, the day and year first above written.

300 CRA LLC

Attest:		BY:	300 CRA Manager
LLC, its Member

	/s/ Marc DeCecchis	By:	/s/ John Zirinsky
Name:	Marc DeCecchis	Name:	John Zirinsky
Title:	Treasurer	Title:	President

Attest:		Pharmasset, Inc.

	/s/ Paul Lubetkin	By:	/s/ Kurt Leutzinger
Name:	Paul Lubetkin	Name:	Kurt Leutzinger
Title:	EVP, General Counsel & Secretary	Title:	CFO

4